UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 20, 2019

Aerohive Networks, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36355	20-4524700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1011 McCarthy Boulevard
Milpitas, California 95035
(Address of Principal Executive Offices including Zip Code)
(408) 510-6100
(Registrant’s telephone number, including area code)
Steve Debenham, Vice President, General Counsel and Secretary
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated With Exit or Disposal Activities
On May 20, 2019, the Company’s Board of Directors approved an initiative to realign its Research and Development organization (the “Plan”) by reducing the number of employees located in Hangzhou, China (the “China Facility”). The Company currently expects to incur charges and obligations related to the Plan of between approximately $1.9 million and $2.4 million, primarily related to the reduction of headcount. The Company currently expects to complete the Plan by the third quarter of 2019.
The Company believes this action will significantly improve efficiency in its research and development efforts by concentrating development resources in fewer locations.
The Company currently expects the incremental cash cost of the Plan to be between approximately $1.9 million to $2.4 million, the substantial portion of which cash cost the Company expects to record in the current second quarter. The actual costs and benefits may differ from the projected estimates as a result of a number of uncertainties, including the actual employee-related severance and other post-employment benefits to be determined and the timing of final implementation of the Plan.
The Company also expects to realize immediate operating savings and process improvements and to begin to recover a portion of the operating and cash costs associated with the Plan in the current quarter and recover the full costs over the course over the next several quarters.
The Company currently believes that the charges associated with this Plan will not result in a material change to the non-GAAP operating guidance which the Company provided for the current quarter in its press release dated May 8, 2019.

Safe Harbor Statement

This Current Report on on Form 8-K contains forward-looking statements, including statements regarding Aerohive Networks’ financial expectations and operating performance for our second fiscal quarter of fiscal year 2019, statements regarding expectations that the reductions in the size of Aerohive’s China Facility will improve efficiency in its research and development efforts, statements regarding expectations to realize immediate operating savings and process improvements and to begin to recover a portion of the operating and cash costs associated with the reduction plan in the current quarter, and recover the full costs over the course of the current fiscal year 2019. These forward-looking statements are based on current expectations and are subject to inherent uncertainties, risks and changes in circumstances that are difficult or impossible to predict. Aerohive’s actual financial and operating results and Aerohive’s ability to achieve the benefits of the reduction, including process improvements and improved efficiencies, plan may differ materially from those contemplated by these forward-looking statements as a result of these uncertainties, risk and changes in circumstances, including, but not limited to, the ultimate charges related to reducing the size of the reduction plan, and risks associated with the ability to achieve process improvements and improved efficiencies in Aerohive’s research and development efforts.
Additional risks and uncertainties that could affect Aerohive’s financial and operating results are included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in the Company’s annual report on Form 10-K and most recent quarterly report on Form 10-Q. Aerohive’s SEC filings are available on the Investor Relations section of the Company’s website at https://ir.aerohive.com and on the SEC's website at www.sec.gov. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Aerohive Networks disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROHIVE NETWORKS, INC.

By:	/s/ Steve Debenham
Steve Debenham
Vice President, General Counsel & Secretary
Date: May 28, 2019